UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.   )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

LogicMark, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

LOGICMARK, INC.

Important Notice Regarding the Availability of Proxy Materials for the
Special Meeting of Stockholders to be held on
October 1, 2024
The Offices of Sullivan & Worcester LLP, 1251 Avenue of the Americas, 19th Floor, New York, NY 10020

You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement is available at: http://www.viewproxy.com/LGMK/2024SM

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before September 23, 2024 to facilitate timely delivery.

Important information regarding the Internet availability of the Company’s proxy materials, instructions for accessing your proxy materials and voting online, instructions for requesting paper or e-mail copies of your proxy materials, and instructions for how to obtain directions to be able to attend the Special Meeting and vote in person are provided on the reverse side of this Notice.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING AND VOTE IN PERSON.

To the Stockholders of LogicMark, Inc.

Notice is hereby given that the 2024 Special Meeting of Stockholders of LogicMark, Inc. will be held on October 1, 2024 at 11:00 a.m. EDT at the Offices of Sullivan & Worcester LLP, 1251 Avenue of the Americas, 19th Floor, New York, NY 10020 for the following purposes:

1.     To approve, for purposes of Rule 5635(d) of The Nasdaq Stock Market LLC ("Nasdaq"), the issuance of 20% or more of the Company’s outstanding shares of common stock, par value, $0.0001 per share (“Common Stock”), upon exercise of the Company’s Series A common stock purchase warrants and Series B common stock purchase warrants, dated August 5, 2024, issued to the holders of such Warrants.

2.     To authorize the Company’s board of directors (the “Board”), for purposes of maintaining compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market, as set forth under Nasdaq Rule 5550(a)(2), to amend the Company’s articles of incorporation, as amended, as then in effect (the “Charter”), to effect a reverse stock split of all of the outstanding shares of Common Stock by a ratio in the range of one-for-ten to one-for-twenty-five (the “Common Reverse Stock Split”).

3.     To authorize the Board to amend the Charter by amending the Company’s Certificate of Designations, Preferences and Rights of Series C Non-Convertible Voting Preferred Stock, as amended, and then in effect (the “Series C Preferred Certificate of Designations”) to (i) effect a reverse stock split of all of the Company’s outstanding shares of Series C Non-Convertible Voting Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), by the same ratio that the Board selects for the Common Stock Reverse Stock Split (the “Series C Preferred Reverse Stock Split”) and (ii) proportionally increase the stated value of the Series C Preferred Stock to reflect the ratio selected for the Series C Preferred Reverse Stock Split.

NOTE:   To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

The Board of Directors recommends you vote “FOR” Proposals 1, 2, and 3.

The Securities and Exchange Commission rules permit us to make our proxy materials available to our stockholders via the Internet.

Material for this Special Meeting and future meetings may be requested by one of the following methods:

To view your proxy materials online, go to http://www.viewproxy.com/LGMK/2024SM. Have the 11-digit control number available when you access the website and follow the instructions.
Call 1-877-777-2857 TOLL FREE

By e-mail at: requests@viewproxy.com

*   If requesting your proxy materials by e-mail, please send a blank e-mail with the company name and your 11-digit control number (located below) in the subject line. No other requests, instructions, or other inquiries should be included with your e-mail requesting your proxy materials.

You must use the 11-digit control number located in the box below.

CONTROL NUMBER

LOGICMARK, INC.
The Offices of Sullivan & Worcester LLP
1251 Avenue of the Americas, 19th Floor, New York, NY 10020

PROXY MATERIALS AVAILABLE TO VIEW OR RECEIVE

The following proxy materials are available to you for review at:
http://www.viewproxy.com/LGMK/2024SM

Proxy Statement

ACCESSING YOUR PROXY MATERIALS ONLINE

Have this notice available when you request a paper copy of the proxy materials or to vote your proxy electronically.

You must reference your control number to vote by Internet or request a paper copy of the proxy materials.

You may vote your proxy when you view the proxy materials on the Internet.
You will be asked to follow the prompts to vote your shares.

Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card.

REQUESTING A PAPER COPY OF THE PROXY MATERIALS AND
OBTAINING DIRECTIONS TO BE ABLE TO ATTEND THE SPECIAL MEETING AND
VOTE IN PERSON

By telephone please call 1-877-777-2857
or
By logging onto http://www.viewproxy.com/LGMK/2024SM
or
By e-mail at: requests@viewproxy.com

Please include the company name and your control number in the subject line.